SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): October 28, 2003

LUMENIS LTD.

(	Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of	0-13012 (Commission File Number)	N.A. (I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 240, Yokneam, Israel	20692
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
972-4-959-9000

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits. (c) Exhibits

Exhibit 99.1	Press Release of Lumenis Ltd. dated October 28, 2003 (furnished pursuant to Item 12 of Form 8-K).

Item 12.	Results of Operations and Financial Condition.

        On October 28, 2003 Lumenis Ltd. (the “Company”) issued a press release announcing the Company’s financial results for the third quarter ended September 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMENIS LTD. BY: /S/ Kevin R. Morano —————————————— Kevin R. Morano Senior Vice President-Finance and Chief Financial Officer

Dated: October 28, 2003

Index to Exhibits

Number	Description
99.1	Press Release of Lumenis Ltd. dated October 28, 2003
(furnished pursuant to Item 12 of Form 8-K).

Exhibit 99.1

LUMENIS LTD. ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

YOKNEAM, Israel, October 28, 2003 - Today Lumenis Ltd. (NASDAQ: LUME) announced financial results for the third quarter ended September 30, 2003. Total revenues in the third quarter were $66.2 million, compared to $68.1 million in the second quarter of 2003 and $87.3 million in the third quarter of 2002. The net loss for the third quarter was $15.3 million, or $0.41 per share compared to a loss of $33.3 million for the second quarter of 2003 and a loss of $0.9 million for the third quarter of 2002.

Avner Raz, Lumenis President and Chief Executive Officer, commented: “The management team is focused on the successful implementation of the Turnaround Plan, which will allow the Company to return to growth and profitability. The Turnaround Plan is the right platform to enable us to increase efficiency, lower costs, and improve competitiveness as well as customer satisfaction”.

The Company had an operating loss of $10.5 million, compared to an operating loss of $24.4 million in the second quarter of 2003 and an operating profit of $3.8 million in the third quarter 2002. Operating expenses were $37.1 million in the third quarter, a decrease from the second quarter of 2003 operating expenses of $41.8 million, which included severance costs of $1.3 million and legal settlement costs of $0.9 million, as a result of cost reduction efforts and strict control of operating expenses. Operating expenses were $42.4 million in the third quarter of 2002.

The cash flow from operating activities in the third quarter was negative $1.0 million with the operating loss largely offset by decreases in receivables.

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Geographically, Europe had sales of $12.7 million, which was lower than the $21.5 million in the third quarter of 2002 and lower than the $15.3 million in the second quarter 2003. Sales in the Americas were $30.5million, down 23.4% compared to the same quarter a year ago and stable compared to $30.4 million in the second quarter. The Asia/Pacific region had sales totaling $23.0 million, a decrease from the $26.0 million in the third quarter of 2002 and up slightly compared to the $22.3 million in the second quarter 2003.

The third quarter sales of aesthetic products were $23.9 million, down compared to $37.9 million in the third quarter a year ago and up slightly from the $22.7 million in the second quarter of 2003. Sales of aesthetic products have stabilized and there was increase in backlog to approximately $8 million for the third quarter. Sales of medical products in the third quarter were $25.2 million compared to $33.3 million a year ago and to $28.4 million in the second quarter of 2003. Sales were lower due to delays in product shipments and backlog increased by $2.0 million in the quarter to $9 million. Sales of dental products in the third quarter were $2.7 million and $2.0 million in the veterinary business. The service business had total revenues of $12.4 million up 12.8% from a year ago and down from $13.0 million in the second quarter of 2003.

The Company had $19 million in backlog at September 30, 2003, up from $16 million at the end of June.

Until the turnaround plan is fully implemented and the results begin to take effect, the Company does not expect to provide guidance for future results.

As previously announced the Audit Committee of the board of directors has initiated an independent investigation into the Company’s relationship with one of its distributors and the accounting and disclosures related thereto, in connection with the continuing SEC investigation and at the request of its independent auditors, Deloitte & Touche Brightman Almagor. The Audit Committee is proceeding expeditiously with its investigation and will seek to complete its review as soon as possible. Filing of the Company’s Form 10-Q for the third quarter could be delayed pending completion of the investigation and the review of the findings by the Company’s auditors. Also, since the Company’s auditors have not performed their normal limited review of our third quarter results, the Company’s reported results may be subject to future change based upon review by its auditors.

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Conference Call Information
The Lumenis Ltd. teleconference call and simultaneous web cast will be held on October 29, 2003 at 10:00 a.m. (EDT) during which the company’s first third financial results will be discussed. To access the call, please dial one of the numbers below 5-10 minutes prior to the scheduled conference call time.
International Call-in number:
U.S. call-in number: 800-811-7286
International call-in number: 913-981-4902
Passcode: 717112
A replay of the conference call will be available after, October 29, 2003 by dialing the numbers below.
U.S. Call-in number: 888-203-1112
International call-in number: 719-457-0820
Passcode: 717112
The call can also be accessed via a live webcast on the Company’s website, located at www.lumenis.com after October 29, 2003.

About Lumenis
Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, urinary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products log on to www.lumenis.com.

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The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company’s products, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company’s international operations and the Company’s ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation, Audit Committee investigation and lawsuits to which the Company is subject, including securities class actions; uncertainties relating to the Company’s continuing liquidity; uncertainties regarding the implementation and outcome of the Company’s turnaround plan; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.
Investor Relations Contact:
Kevin Morano
CFO
212-515-4187

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LUMENIS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2003	December 31, 2002
	Unaudited

CURRENT ASSETS
Cash and cash equivalents	$16,130	$18,106
Trade receivables, net	82,067	100,646
Prepaid expenses and other receivables	11,220	14,265
Inventories	57,123	82,862

	166,540	215,879

FINISHED GOODS USED IN OPERATIONS	6,753	9,808
LONG-TERM INVESTMENTS
Investments in equity securities	1,337	5,642
Long term trade receivables	1,308	2,031
FIXED ASSETS, NET	15,785	18,582
GOODWILL, NET	88,039	88,039
OTHER PURCHASED INTANGIBLE ASSETS, NET	15,008	19,346
OTHER ASSETS, NET	8,583	10,675

Total assets	$303,353	$370,002

CURRENT LIABILITIES
Short-term bank debt	$48,003	$38,862
Current maturities of long-term loan	30,000	15,000
Trade payables	20,921	39,224
Other accounts payables and accrued expenses	85,385	80,940
Subordinated notes	-	9,679

	184,309	183,705

LONG-TERM LIABILITIES
Bank loans	127,792	142,042
Deferred income	-	616
Accrued severance pay, net	1,507	1,228
Other long-term liabilities	3,114	2,515

	132,413	146,401

Total liabilities	316,722	330,106

SHAREHOLDERS' EQUITY
Ordinary shares	805	805
Additional paid-in capital	328,040	325,947
Accumulated other comprehensive income (loss)	3	(76)
Accumulated deficit	(342,114)	(286,677)
Treasury stock	(103)	(103)

Total shareholders' equity	(13,369)	39,896

Total liabilities and shareholders' equity	$303,353	$370,002

LUMENIS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the three months ended		For the nine months ended
	September 30, 2003	September 30, 2002(*)	September 30, 2003	September 30, 2002(*)
	Unaudited
NET REVENUES	$66,220	$87,264	$211,745	$260,792

COST OF REVENUES	39,574	41,042	131,349	119,968

Gross profit	26,646	46,222	80,396	140,824

OPERATING EXPENSES

Research and development, net	4,593	6,638	15,495	19,990
Selling, marketing and administrative	31,231	34,198	96,952	103,571
Amortization of intangible assets	1,280	1,569	4,338	5,201
Litigation expenses	-	-	925	5,201

Total operating expenses	37,104	42,405	117,710	133,963

Operating income (loss)	(10,458)	3,817	(37,314)	6,861

Other income (loss), net	(432)	-	(402)	1,720
Financing expenses	3,489	3,951	10,405	11,286

Loss before income taxes	(14,379)	(134)	(48,121)	(2,705)

Income tax expense	876	586	3,219	1,718

Loss after income taxes	(15,255)	(720)	(51,340)	(4,423)

Company's share in losses of an affiliate	-	30	492	121

LOSS BEFORE EXTRAORDINARY ITEM	(15,255)	(750)	(51,832)	(4,544)

Extraordinary gain on purchase of Company's convertible notes	-	-	-	92

LOSS FROM ONGOING OPERATIONS	(15,255)	(750)	(51,832)	(4,452)

Discontinued Operations:

Income (loss) from discontinued operations	-	(178)	84	52

Loss on sale of discontinued operations	-	-	(3,689)	-

Income (loss) from discontinued operations	-	(178)	(3,605)	52

NET LOSS	$(15,255)	$(928)	$(55,437)	$(4,400)

BASIC AND DILUTED LOSS PER SHARE

Loss per share before extraordinary items	$(0.41)	$(0.02)	$(1.39)	$(0.12)
Extra ordinary gain	-	-	-	-
Loss from discontinuing operations	-	-	(0.10)	-

Net loss per share	$(0.41)	$(0.02)	$(1.49)	$(0.12)

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	37,277	37,264	37,277	37,158

(*) Restated to reflect the discontinued industrial operations

LUMENIS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the three months ended September 30, 2003	For the nine months ended September 30, 2003
	Unaudited

CASH FLOWS - OPERATING ACTIVITIES
Net loss for the period	$(15,255)	$(55,437)

Income from discontinued operations	-	(84)

Loss on sale of discontinued operations	-	3,689

Loss from continuing operations for the period	$(15,255)	$(51,832)

Adjustment to reconcile net loss to net cash used in operating activities

Income and expenses not affecting operating cash-flows:
Income from discontinued operations	-	84
Depreciation and amortization	3,767	12,349
Amortization of stock-based compensation	195	865
Company's shares in losses (gains) of an affiliate	(13)	479
Amortization of other long-term assets	1,192	3,644
Loss on sale of investment in an affiliate	-	427
Loss on impairment of equity securities	445	445
Other	443	1,096
Changes in operating assets and liabilities:
Decrease in trade receivables	9,351	17,367
Decrease (Increase) in prepaid expenses and other receivables	(1,587)	4,185
Decrease (Increase) in inventories	(3,056)	19,317
Increase (decrease) in accounts payable, accrued expenses and other
long-term liabilities	3,499	(11,668)

Net-cash - operating activities	(1,019)	(3,242)

CASH FLOWS - INVESTING ACTIVITIES
Purchase of fixed assets	(629)	(2,603)
Proceeds from sale of Industrial operations	-	4,407

Net-cash - investing activities	(629)	1,804

CASH FLOWS - FINANCING ACTIVITIES
Repayment of subordinated notes	(1,383)	(9,679)
Increase (decrease) in short-term bank debt, net	(4)	9,141

Net-cash - financing activities	(1,387)	(538)

DECREASE IN CASH AND CASH EQUIVALENTS	(3,035)	(1,976)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	19,165	18,106

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$16,130	$16,130

Non-cash transactions

Proceeds of sale of Industrial operations in Escrow Account	$-	$1,300